Exhibit 10.2

SERIES H CONVERTIBLE PREFERRED STOCK

CONVERSION INDUCEMENT AND EXCHANGE AGREEMENT

This Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreement (this “Agreement”) is entered into as of October 29, 2026 (the “Effective Date”), by and between CYCURION, INC., a Delaware corporation (the “Company”), and M2B Funding Corp., a Florida corporation (the “Holder”).

RECITALS

A.	The Holder is the sole record and beneficial owner of all of the Series H Preferred Stock, consisting of 952.70 shares of the Company’s Series H Convertible Preferred Stock, par value $0.0001 per share (the “Series H Preferred”), having a stated value of $1,000 per share (the “Stated Value”), issued to the Holder pursuant to the Exchange Agreement dated as of June 1, 2026 between the Company and the Holder (the “Original Agreement”), and governed by the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 29, 2026 (the “Certificate of Designation”).

B.	The Series H Preferred is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price that, following the Company’s 1-for-8 reverse stock split effective August 28, 2026, is $11.60 per share, and accrues dividends at the rate of 12% per annum of the Stated Value, payable quarterly in arrears in shares of Common Stock. As of the Effective Date, all accrued and unpaid dividends through the applicable Exchange Date shall be converted or satisfied in full solely pursuant to this Agreement and no further dividends shall accrue following the Exchange Date.

C.	The Company desires to induce the conversion of all of the Holder’s Series H Preferred into Common Stock, and the Holder is willing to exchange all such Series H Preferred for Common Stock during a limited period at the Inducement Conversion Price (as defined below), on the terms and subject to the conditions of this Agreement. The transactions contemplated hereby are intended to fully extinguish the Holder’s rights, preferences and obligations associated with the Series H Preferred.

D.	The exchange contemplated by this Agreement is intended to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as an exchange by the Company with its existing security holders exclusively, and no commission or other remuneration is being paid or given, directly or indirectly, for soliciting the exchange.

E.	The Company is entering into, or has offered to enter into, an agreement on terms identical to this Agreement with Obsidian Associates, LLC (the “Other Inducement Agreement”). Nothing in this Agreement or any Other Inducement Agreement shall create in favor of the Holder any most-favored nation, anti-dilution, price protection, future participation or similar rights.

F.	Upon consummation of the exchange contemplated hereby, the Holder shall cease to have any rights, preferences, privileges, protections or obligations arising from or relating to the Series H Preferred, the Original Agreement or the Certificate of Designation and, except for the shares of Common Stock issued pursuant to this Agreement, shall have no continuing rights thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 — DEFINITIONS

Capitalized terms used but not defined in this Agreement have the meanings given to them in the Certificate of Designation. In addition:

“Accrued Dividends” means, with respect to any Exchanged Shares, all dividends accrued and unpaid on such shares under Section 3 of the Certificate of Designation from the Original Issue Date through and including the applicable Exchange Date, computed in accordance with the Certificate of Designation.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Commencement Date” means the later of (i) the first Trading Day on or after the public disclosure required by Section 6.1 and (ii) the sixteenth (16th) calendar day following the Company’s submission to Nasdaq of a Listing of Additional Shares notification covering the Exchange Shares.

“Exchange Amount” means, with respect to any Exchanged Shares, the sum of (i) the Stated Value of such Exchanged Shares and (ii) the Accrued Dividends thereon.

“Exchange Cap” has the meaning set forth in Section 2.5(b).

“Exchange Date” means, with respect to any Exchange Notice, the date on which such Exchange Notice is delivered to the Company in accordance with Section 2.2, provided that the Exchange Notice delivered after 5:00 p.m., New York City time, on any day shall be deemed delivered on the next Business Day.

“Exchange Notice” means a notice in the form attached as Exhibit A.

“Exchange Shares” means the shares of Common Stock issuable upon an exchange of Exchanged Shares pursuant to Section 2.1, including any shares held in abeyance under Section 2.6, which shares shall constitute the sole securities and consideration received by the Holder in exchange for the Exchanged Shares and any related rights.

“Exchanged Shares” means all shares of Series H Preferred beneficially owned by the Holder as of the Effective Date.

“Inducement Conversion Price” means $2.70 per share of Common Stock, subject to Section 2.5(a) and to proportional adjustment for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock occurring after the Effective Date.

“Inducement Period” means the period beginning at 9:30 a.m., New York City time, on the Commencement Date and ending at 5:00 p.m., New York City time, on the fourteenth (14th) calendar day thereafter (or, if such day is not a Business Day, the next Business Day), provided that all Exchanged Shares submitted by the Holder during the Inducement Period must constitute the Holder’s entire beneficial ownership of Series H Preferred.

“Minimum Price” has the meaning set forth in Nasdaq Listing Rule 5635(d)(1)(A), determined as of the Effective Date.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Trading Day” means any day on which the Common Stock is traded on Nasdaq.

“Transfer Agent” means Equiniti Trust Company, LLC, the Company’s transfer agent, or any successor transfer agent.

ARTICLE 2 — INDUCEMENT RIGHT; EXCHANGE

2.1	Grant of Inducement Right. During the Inducement Period, the Holder shall have the right, but not the obligation, exercisable by delivery of a single Exchange Notice, to exchange all of the shares of Series H Preferred held by the Holder and its affiliates for that number of shares of Common Stock equal to (i) the Exchange Amount of all such Series H Preferred divided by (ii) the Inducement Conversion Price, rounded up to the nearest whole share. No fractional shares shall be issued. The right granted by this Section 2.1 is personal to the Holder and may not be transferred or assigned.

2.2	Mechanics of Exchange. To exercise its right under Section 2.1, the Holder shall deliver to the Company, by e-mail to kevin.kelly@cycurion.com with a copy to the Transfer Agent, a duly completed and executed Exchange Notice specifying all Exchanged Shares. The Exchange Notice, once delivered, is irrevocable. Not later than the second (2nd) Trading Day following the Exchange Date (the “Share Delivery Date”), the Company shall cause the Transfer Agent to issue and deliver the Exchange Shares to the Holder (a) by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system, if the Exchange Shares may then be issued without restrictive legend under Section 3.2, or (b) otherwise in book-entry form registered in the name of the Holder. Concurrently with delivery of the Exchange Notice, the Holder shall surrender the Exchanged Shares to the Company (or, if the Exchanged Shares are held in book-entry form, deliver an instruction to the Transfer Agent to cancel them). Section 6(c) of the Certificate of Designation (Mechanics of Conversion), including the Company’s obligations in the event of a failure to timely deliver shares, shall apply to each exchange hereunder, mutatis mutandis, as if the exchange were a conversion thereunder. The delivery of the Exchange Notice shall constitute the Holder’s representation that the Exchanged Shares constitute all Series H Preferred beneficially owned by the Holder.

2.3	Effect of Exchange. Upon issuance of the Exchange Shares in respect of any Exchanged Shares, (a) such Exchanged Shares shall be cancelled and retired and shall not be reissued as Series H Preferred, (b) all rights of the Holder in respect of such Exchanged Shares, including the right to receive Accrued Dividends, any liquidation preference and any other distribution, shall be satisfied in full and extinguished, and the Holder shall have no further rights, preferences, privileges, protections or claims arising under the Certificate of Designation, the Original Agreement or otherwise with respect to such Exchanged Shares, and (c) dividends shall cease to accrue on such Exchanged Shares as of the Exchange Date. The Holder acknowledges that the Exchange Shares constitute full and complete consideration for the Exchanged Shares and the Accrued Dividends thereon. The Holder acknowledges and agrees that the Exchange Shares constitute the sole consideration payable in connection with the exchange and extinguishment of the Exchanged Shares and all rights associated therewith.

2.4	Series H Preferred Not Exchanged; No Amendment. Any shares of Series H Preferred not exchanged during the Inducement Period shall remain outstanding and shall continue to be governed by the Certificate of Designation and the Original Agreement in accordance with their terms. The Holder shall not be entitled to effect a partial exchange pursuant to this Agreement.

2.5	Nasdaq Matters.

(a)	Minimum Price Floor. If, on the Effective Date, $2.70 is less than the Minimum Price, the Inducement Conversion Price shall instead equal the Minimum Price, and the Company shall so notify the Holder in writing on the Effective Date. The parties acknowledge that, as so determined, the Inducement Conversion Price is not less than the Minimum Price.

(b)	Exchange Cap. Notwithstanding anything to the contrary contained herein, if the issuance of all Exchange Shares issuable pursuant to this Agreement would exceed any limitation imposed by Nasdaq Listing Rule 5635 or any other applicable law, rule or regulation (the “Exchange Cap”), the Holder shall not be entitled to effect any exchange pursuant to this Agreement unless and until such limitation is no longer applicable, the Company has obtained any required stockholder approval, or Nasdaq has otherwise confirmed that such approval is not required. For the avoidance of doubt, the Holder may not exchange less than all of the Series H Preferred beneficially owned by the Holder in order to comply with the Exchange Cap, and no partial exchange shall be permitted under this Agreement.

(c)	Listing of Additional Shares. The Company shall submit a Listing of Additional Shares notification to Nasdaq covering the maximum number of Exchange Shares issuable under this Agreement and the Other Inducement Agreement not later than the Effective Date and shall take all action necessary to cause the Exchange Shares to be listed on Nasdaq upon issuance.

2.6	Beneficial Ownership Limitation; Abeyance. The Company shall not issue, and the Holder shall not have the right to receive, Exchange Shares to the extent that, after giving effect to such issuance, the Holder (together with its affiliates and any persons acting as a group with the Holder) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”). Any Exchange Shares that cannot be issued by reason of this Section 2.6 shall be held in abeyance for the benefit of the Holder and shall be issued and delivered, without further consideration, within two (2) Trading Days after the Holder notifies the Company that such delivery would not cause the Holder to exceed the Beneficial Ownership Limitation. Upon the Exchange Date all Exchanged Shares shall be deemed surrendered, cancelled and exchanged in full, and only the issuance of any Exchange Shares otherwise issuable in respect thereof may be delayed pursuant to this Section 2.6. The Holder’s right to receive Exchange Shares held in abeyance shall survive the expiration of the Inducement Period, and shares held in abeyance shall not be deemed outstanding for any purpose until delivered. The determination of whether an exchange may be effected in compliance with this Section 2.6 shall be in the sole discretion of the Holder, and delivery of the Exchange Notice shall constitute the Holder’s representation that the resulting issuance complies with this Section 2.6. Upon the request of the Company from time to time, the Holder shall promptly certify in writing to the Company its beneficial ownership of Common Stock and provide such information as is reasonably requested by the Company to confirm compliance with the Beneficial Ownership Limitation. Except for the right to receive any Exchange Shares held in abeyance pursuant to this Section 2.6, the Holder shall have no continuing rights with respect to the Exchanged Shares following the Exchange Date. The issuance of the Exchange Shares shall not confer upon the Holder any special rights, preferences, consent rights, information rights, board designation rights, observer rights, anti-dilution rights or participation rights not otherwise generally available to holders of Common Stock.

2.7	Reservation; Valid Issuance. The Company shall at all times during the Inducement Period and for so long as any Exchange Shares are held in abeyance reserve and keep available out of its authorized but unissued Common Stock, free of preemptive rights, the maximum number of Exchange Shares issuable hereunder. All Exchange Shares, when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, encumbrances and restrictions on transfer other than those arising under applicable securities laws, Article 4 and the Original Agreement.

ARTICLE 3 — EXEMPTION; HOLDING PERIOD; LEGENDS; REGISTRATION

3.1	Section 3(a)(9); Holding Period. The parties intend that the exchange of Exchanged Shares for Exchange Shares be exempt from registration under Section 3(a)(9) of the Securities Act and that, pursuant to Rule 144(d)(3)(ii) under the Securities Act, the Exchange Shares be deemed to have been acquired at the same time as the Exchanged Shares surrendered in exchange therefor, which, as provided in the Original Agreement, were in turn deemed acquired on June 1, 2026, the issue date of the securities surrendered under the Original Agreement. The Company shall not take any position inconsistent with the foregoing with the Transfer Agent, its counsel or any governmental authority. The Company represents that it has not paid and will not pay any commission or other remuneration, directly or indirectly, for soliciting the exchange. The Holder acknowledges that, following the exchange, its rights with respect to the Exchanged Shares shall be limited solely to the rights of a holder of Common Stock with respect to the Exchange Shares issued pursuant to this Agreement.

3.2	Legend Removal. The Exchange Shares shall be issued without any restrictive legend, and the Company shall cause its counsel to deliver to the Transfer Agent a legal opinion to that effect at the Company’s expense, on or before the Share Delivery Date, if at the time of issuance (a) the Exchange Shares are eligible for resale under Rule 144 without volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement of Rule 144, (b) the Exchange Shares are eligible for resale under Rule 144 and the Holder has delivered a customary representation letter, or (c) the Exchange Shares are covered by an effective registration statement. If the Exchange Shares are issued with a legend, the Company shall cause the legend to be removed, and shall deliver the required legal opinion at its expense, within two (2) Trading Days after the Holder’s request accompanied by a customary representation letter at any time when any of the foregoing conditions is satisfied.

3.3	[Reserved].

3.4	No Special Rights. Upon issuance of the Exchange Shares, the Holder shall be entitled only to the rights of a holder of Common Stock generally and shall not possess any special rights, preferences, privileges, protections, consent rights, approval rights, information rights, board designation rights, observer rights, anti-dilution rights, participation rights, price protection rights or any other rights arising under or pursuant to the Series H Preferred, the Exchanged Shares, the Certificate of Designation or the Original Agreement.

ARTICLE 4 — LEAK-OUT

4.1	Resale Limitation. Notwithstanding Section 6 of the Original Agreement, the Holder shall not, on any Trading Day, sell Exchange Shares in an aggregate amount exceeding 5.0% of the average daily trading volume of the Common Stock on Nasdaq for the ten (10) Trading Days immediately preceding such Trading Day, calculated together with sales by its affiliates.

ARTICLE 5 — REPRESENTATIONS AND WARRANTIES

5.1	Representations of the Company. The Company represents and warrants to the Holder as of the Effective Date and as of each Exchange Date that:

(a)	Organization; Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform this Agreement and to issue the Exchange Shares. The execution, delivery and performance of this Agreement and the issuance of the Exchange Shares have been duly authorized by all necessary corporate action, including approval by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

(b)	Enforceability. This Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)	No Conflicts. The execution, delivery and performance of this Agreement and the issuance of the Exchange Shares do not and will not (i) conflict with the Company’s certificate of incorporation (including the Certificate of Designation and each other certificate of designation), bylaws or the rules of Nasdaq, (ii) conflict with, result in a breach of, or give rise to any right of termination, acceleration, anti-dilution adjustment, participation right or consent under any agreement or instrument to which the Company is a party, except for such consents or waivers as have been obtained and are in full force and effect, or (iii) violate any law, rule, regulation, order or judgment applicable to the Company.

(d)	Valid Issuance; Nasdaq Compliance. The Exchange Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable. The Inducement Conversion Price is not less than the Minimum Price. The issuance of the Exchange Shares does not require stockholder approval under Nasdaq Listing Rules 5635(a), (b), (c) or (d). The issuance of the Exchange Shares to the Holder, when aggregated with any shares previously issued or issuable in connection with the acquisition transaction pursuant to which the Holder acquired the Series H Preferred, does not require stockholder approval under Nasdaq Listing Rule 5635(a). The Company is in compliance with the continued listing requirements of Nasdaq, and the Company has not received any notice of non-compliance that remains unresolved.

(e)	SEC Reports; No Undisclosed Information. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the preceding twelve months, and such reports, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Other than the existence and terms of this Agreement and the Other Inducement Agreement, which will be disclosed in accordance with Section 6.1, the Company has not provided the Holder with any material non-public information.

(f)	No Integration; No General Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Exchange Shares by any form of general solicitation or general advertising, or taken any action that would cause the exchange hereunder to be integrated with any other offering in a manner that would require registration under the Securities Act or stockholder approval under the rules of Nasdaq.

(g)	Equal Treatment. The terms of this Agreement are identical in all material respects, including as to the Inducement Conversion Price, the Inducement Period and the leak-out treatment of Exchange Shares, to the terms offered to each other holder of Series H Preferred.

5.2	Representations of the Holder. The Holder represents and warrants to the Company as of the Effective Date and as of each Exchange Date that:

(a)	Ownership. The Holder is the sole record and beneficial owner of the shares of Series H Preferred set forth in Recital A, and such shares constitute all Series H Preferred beneficially owned directly or indirectly by the Holder, free and clear of all liens, encumbrances, claims and restrictions on transfer (other than those arising under the Original Agreement and applicable securities laws), and has not sold, transferred, pledged or otherwise disposed of, or agreed to dispose of, any of such shares or any interest therein. Upon surrender of the Exchanged Shares, the Company will acquire good and valid title thereto free and clear of all liens.

(b)	Organization; Authority; Enforceability. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)	Investment Representations. The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act, is acquiring the Exchange Shares for its own account and not with a view to distribution in violation of the Securities Act, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the exchange, and has had the opportunity to review the Company’s SEC reports and to ask questions of the Company. The Holder understands that the Exchange Shares have not been registered under the Securities Act and may be resold only pursuant to an effective registration statement or an exemption from registration, subject to Section 3.1.

(d)	No Hedging. Since the time the Holder was first contacted by the Company or any person acting on its behalf regarding the transactions contemplated by this Agreement, neither the Holder nor any of its affiliates has engaged, and until the public disclosure required by Section 6.1 none of them will engage, in any short sale, hedging transaction, swap or other transaction that transfers the economic risk of ownership of the Common Stock, or any other purchase or sale of securities of the Company.

(e)	Non-Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company within the meaning of Rule 144.

(f)	No Commission. The Holder has not paid or received, and will not pay or receive, any commission or other remuneration, directly or indirectly, for soliciting the exchange contemplated hereby.

(g)	Independent Decision; Tax. The Holder has made its own independent decision to enter into this Agreement and to exchange any Exchanged Shares, and has consulted its own legal, tax and financial advisors to the extent it deemed appropriate. The Holder acknowledges that the Company has made no representation as to the tax consequences of the exchange to the Holder.

(h)	No Other Rights. The Holder acknowledges and agrees that, following the exchange of the Exchanged Shares, the Holder shall have no rights, preferences, privileges, protections or claims arising under the Certificate of Designation, the Original Agreement or otherwise with respect to the Exchanged Shares, except for rights as a holder of Common Stock with respect to the Exchange Shares issued pursuant to this Agreement.

(i)	The Holder represents and warrants that the ownership information set forth on its signature page is true, correct and complete and that, immediately following the Exchange, the Holder’s beneficial ownership of Common Stock, together with the beneficial ownership of its affiliates and any other persons whose ownership would be aggregated with the Holder under Section 13(d) of the Exchange Act, will not exceed 4.99% of the Company’s outstanding Common Stock.

ARTICLE 6 — COVENANTS

6.1	Public Disclosure. Not later than 9:00 a.m., New York City time, on the first Trading Day following the Effective Date, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission, and issue a press release, disclosing all material terms of this Agreement and the Other Inducement Agreement and attaching the form of this Agreement as an exhibit. From and after such filing, the Company represents that the Holder shall not be in possession of any material non-public information received from the Company or its representatives. The Company shall not, and shall cause its officers, directors, employees and agents not to, provide the Holder with any material non-public information after the Effective Date without the Holder’s prior written consent. The Company shall file a Current Report on Form 8-K reporting each exchange hereunder to the extent required by the Exchange Act.

6.2	Confidentiality. Until the public disclosure required by Section 6.1 has been made, the Holder shall keep the existence and terms of this Agreement confidential and shall not disclose them to any person other than its affiliates and advisors who need to know them and are bound by confidentiality obligations.

6.3	[Reserved].

6.4	Series H Holder Consent; Waiver of Adjustments. The Holder, in its capacity as a holder of Series H Preferred, (a) consents to the Company’s entry into and performance of this Agreement and the Other Inducement Agreement and the issuance of Common Stock thereunder; (b) agrees that the Inducement Conversion Price and the issuance of Exchange Shares hereunder and under the Other Inducement Agreement shall not constitute an adjustment event, a “Dilutive Issuance” or any similar event under the Certificate of Designation, the Original Agreement, the Convertible Promissory Note dated June 1, 2026 issued by the Company to the Holder or any other security or agreement of the Company held by the Holder, and waives any adjustment to the conversion price, exercise price or number of shares thereunder that would otherwise result; and (c) waives any notice requirement under the Certificate of Designation or the Original Agreement in connection with the foregoing. The consent and waiver in this Section 6.4 are effective whether or not the Holder exchanges any shares hereunder.

6.5	Transfer Agent Instructions. On the Effective Date, the Company shall deliver to the Transfer Agent irrevocable instructions, in form reasonably satisfactory to the Holder, to issue the Exchange Shares in accordance with this Agreement upon receipt of the Exchange Notice, and shall not revoke or modify such instructions without the Holder’s consent.

6.6	Release. Effective upon the issuance of Exchange Shares in respect of any Exchanged Shares, the Holder releases the Company from any and all claims for dividends, distributions or other amounts accrued or payable in respect of such Exchanged Shares, and the Company releases the Holder from any and all claims arising from the Holder’s ownership of such Exchanged Shares, in each case other than claims arising under this Agreement.

6.7	Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as the other party may reasonably request to carry out the intent of this Agreement, including the delivery of any representation letters, stock powers or instructions reasonably required by the Transfer Agent.

ARTICLE 7 — CONDITIONS; EXPIRATION

7.1	Conditions to Issuance. The Company’s obligation to issue Exchange Shares in respect of any Exchange Notice is subject to (a) all representations and warranties of the Holder contained in this Agreement being true and correct in all material respects as of the applicable Exchange Date, (b) the Holder’s surrender of the applicable Exchanged Shares, (c) the expiration of the fifteen-day period following the Company’s Listing of Additional Shares notification to Nasdaq without objection by Nasdaq, and (d) the absence of any order, injunction or law prohibiting the issuance. The Holder’s obligation to accept Exchange Shares in respect of any Exchange Notice is subject to the accuracy in all material respects of the Company’s representations in Section 5.1 as of the applicable Exchange Date and the Company’s performance of its covenants hereunder.

7.2	Expiration. The right granted under Section 2.1 shall expire automatically, without notice, at the end of the Inducement Period, except with respect to Exchange Notices delivered prior thereto. The Company may not withdraw, shorten or terminate the Inducement Period or this Agreement prior to the end of the Inducement Period. Articles 3, 4, 5, 6 and 8 and Section 2.6 shall survive the expiration of the Inducement Period. Following the exchange of all Exchanged Shares, the Holder shall retain no continuing rights under the Certificate of Designation or the Original Agreement except as expressly provided in this Agreement, including any rights relating to Exchange Shares held in abeyance pursuant to Section 2.6.

ARTICLE 8 — MISCELLANEOUS

8.1	Governing Law; Venue; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict-of-laws principles. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York for any action arising out of or relating to this Agreement, and waives any objection to venue therein. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.2	Notices. All notices under this Agreement shall be in writing and shall be deemed given when delivered by e-mail (with confirmation of transmission) or by nationally recognized overnight courier to the following addresses (or such other address as a party may designate by notice):

If to the Company:

Cycurion, Inc.

1640 Boro Place, Suite 420C

McLean, Virginia 22102

Attention: L. Kevin Kelly, Chief Executive Officer

Email: kevin.kelly@cycurion.com

with a copy (which shall not constitute notice) to:

Keith J. Billotti

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Email: billotti@sewkis.com

If to the Holder:

M2B Funding, Corp.

66 West Flagler Street, Suite 900

Miami FL 33130

Attention: Daniel Kordash

Email: dk@m2bfunding.com

with a copy (which shall not constitute notice) to:

Randy Katz

555 South Flower Street, 24th Floor

Los Angeles, California 90071

Attention: Randy Katz

Email: randy@randykatzlaw.com

8.3	Entire Agreement; Relationship to Original Agreement. This Agreement (including its Exhibit) constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions. Except as expressly provided in Articles 3, 4 and 6, this Agreement does not amend the Original Agreement, which remains in full force and effect. In the event of a conflict between this Agreement and the Original Agreement with respect to the Exchange Shares, this Agreement controls. Upon the exchange of Exchanged Shares pursuant to this Agreement, all rights, preferences, privileges, protections and obligations arising under the Original Agreement and the Certificate of Designation with respect to such Exchanged Shares shall terminate and be of no further force or effect, except as expressly provided herein.

8.4	Amendments; Waivers. This Agreement may be amended, and any provision waived, only by a written instrument signed by both parties. No failure or delay in exercising any right shall operate as a waiver thereof.

8.5	Independent Nature of Holders. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of Series H Preferred under the Other Inducement Agreement. Nothing in this Agreement shall be construed as an acknowledgment by the Company that any holder is or is not acting as a group within the meaning of Section 13(d) of the Exchange Act, and each holder shall make its own determinations regarding compliance with applicable beneficial ownership reporting requirements.

8.6	Successors and Assigns; No Third-Party Beneficiaries. This Agreement binds and benefits the parties and their respective successors and permitted assigns. Neither party may assign this Agreement without the other’s prior written consent, except that the Holder may assign its rights to an affiliate to which it transfers Series H Preferred in compliance with the Original Agreement. Following the exchange of all Exchanged Shares, the Holder shall have no right to assign any claim, right or interest arising from the Exchanged Shares, the Certificate of Designation or the Original Agreement, all of which shall be deemed satisfied and extinguished as provided herein. Nothing in this Agreement confers any right or remedy on any person other than the parties.

8.7	Expenses. Each party shall bear its own expenses in connection with this Agreement, except that the Company shall bear all costs of the Transfer Agent, all legal opinion costs under Section 3.2.

8.8	Specific Performance. The parties agree that irreparable harm would result from any breach of this Agreement and that each party shall be entitled to specific performance and injunctive relief, without the posting of a bond, in addition to any other remedy.

8.9	Severability; Counterparts. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Agreement may be executed in counterparts, each of which is an original and all of which together constitute one instrument, and signatures delivered by .pdf or electronic signature platform shall be effective as originals.

8.10	Termination of Series H Rights. The parties acknowledge and agree that the purpose of this Agreement is to facilitate the exchange and retirement of the Exchanged Shares and the extinguishment of the rights associated therewith. Upon issuance of the Exchange Shares, the Holder shall cease to have any rights, preferences, privileges, protections, claims or remedies arising from or relating to the Exchanged Shares, the Certificate of Designation or the Original Agreement and shall thereafter hold only the rights of a holder of Common Stock with respect to the Exchange Shares, except as expressly provided in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreement as of the Effective Date.

CYCURION, INC.		M2B FUNDING, CORP.

By:	/s/ L. Kevin Kelly	By:	/s/ Daniel Kordash
Name:	L. Kevin Kelly	Name:	Daniel Kordash
Title:	Chief Executive Officer	Title:	Authorized Signatory

Shares of Series H Preferred held by Holder on the Effective Date: 952.70

Shares of Series H Preferred being exchanged pursuant to this Agreement: 952.70

Original Issue Date: June 1, 2026

Effective Date: October 29, 2026

Deemed Rule 144 acquisition date (Section 3.1): June 1, 2026

Holder beneficial ownership of Common Stock immediately prior to the Exchange: 0.00% Holder beneficial ownership of Common Stock immediately following the Exchange (excluding any Exchange Shares held in abeyance): 9.80%

Holder represents and warrants that, immediately prior to the Exchange and immediately following the Exchange (excluding any Exchange Shares held in abeyance pursuant to this Agreement), neither the Holder, nor any affiliate of the Holder, nor any other person whose beneficial ownership is required to be aggregated with the Holder under Section 13(d) of the Exchange Act, beneficially owns more than 4.99% of the Company’s outstanding Common Stock.

Holder’s DWAC / broker instructions:

The information set forth above and on Schedule I forms a part of this Agreement and is incorporated herein by reference.

EXHIBIT A

FORM OF EXCHANGE NOTICE

To: Cycurion, Inc. (e-mail: [________]), with a copy to [Transfer Agent] (e-mail: [________])

Reference is made to the Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreement dated as of [________], 2026 (the “Agreement”) between Cycurion, Inc. (the “Company”) and the undersigned (the “Holder”). Capitalized terms used but not defined herein have the meanings given in the Agreement.

The Holder hereby irrevocably elects to exchange the following shares of Series H Preferred for shares of Common Stock pursuant to Section 2.1 of the Agreement:

Item	Amount
Number of shares of Series H Preferred being exchanged (Exchanged Shares)		[________]

Total shares of Series H Preferred beneficially owned by Holder as of the Exchange Date		[________]

Stated Value of Exchanged Shares ($1,000 per share)	$	[________]

Accrued Dividends on Exchanged Shares through the Exchange Date (Original Issue Date [______] through [______] at 12% per annum)	$	[________]

Exchange Amount (Stated Value plus Accrued Dividends)	$	[________]

Inducement Conversion Price		$2.70

Number of Exchange Shares (Exchange Amount ÷ Inducement Conversion Price, rounded up)		[________]

Of which, shares to be held in abeyance under Section 2.6 (if any)		[________]

Shares of Series H Preferred remaining outstanding after this exchange		0

The Holder represents that (a) its representations and warranties in Section 5.2 of the Agreement are true and correct as of the date hereof, (b) after giving effect to the issuance of the Exchange Shares (other than shares held in abeyance), the Holder will not beneficially own in excess of the Beneficial Ownership Limitation, and (c) the Holder is not an affiliate of the Company and the Exchange Shares are eligible for resale under Rule 144.

The Holder further certifies that the Exchanged Shares set forth above constitute all shares of Series H Preferred beneficially owned, directly or indirectly, by the Holder and its affiliates as of the Exchange Date.

The Holder acknowledges that upon issuance of the Exchange Shares, the Exchanged Shares shall be cancelled and retired and all rights, preferences, privileges, protections and benefits associated with such Exchanged Shares, the Certificate of Designation and the Original Agreement shall terminate and be extinguished, except as expressly provided in the Agreement.

Delivery instructions: [DWAC — Broker: [______]; DTC Participant No.: [______]; Account No.: [______]] [Book-entry in the name of the Holder].

[HOLDER NAME]

By:
Name:	[________]
Title:	[________]
Date:	[________], 2026

SCHEDULE I — HOLDERS OF SERIES H PREFERRED

Holder	Series H shares	Original Agreement	Original Issue Date	Conversion Price	Common Shares
M2B Funding Corp.	952.70	Exchange Agreement dated June 1, 2026 (8-K Ex. 10.3)	June 1, 2026	$2.70	352,852